EXHIBIT 5
                                                                    Page 1 of 4

                         CENTRAL POWER AND LIGHT COMPANY
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED MARCH 31, 1997




                                          Retail                 Wholesale
                                        ------------           ------------


Weighted Cost of Capital (Annualized)     0.061097                0.061611
Average Days Outstanding                     38.18                   24.23
                                        ------------           ------------
Weighted Cost of Capital (Average
Days Outstanding)                         0.006388                0.004100
Collection Experience Factor              0.003460
Agency Fee Rate                           0.020000                0.020000
                                        ------------           ------------

Total Discount Factor                     0.029848                0.024100
                                        ============           ============






ASSUMPTIONS

INTEREST RATE                             0.05430
RETAIL ROCE                               0.11750
WHOLESALE ROCE                            0.12390
TAX RATE                                  0.38000
DEBT RATIO                                0.95000
EQUITY RATIO                              0.05000







                                                                      EXHIBIT 5
                                                                    Page 2 of 4

                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED MARCH 31, 1997




                                          Retail                 Wholesale
                                        ------------           ------------


Weighted Cost of Capital (Annualized)     0.060492               0.061611
Average Days Outstanding                     46.09                  36.11
                                        ------------           ------------
Weighted Cost of Capital (Average
Days Outstanding)                         0.007648               0.006096
Collection Experience Factor              0.002713
Agency Fee Rate                           0.020000               0.020000
                                        ------------           ------------

Total Discount Factor                     0.030361               0.026096
                                        ============           ============






ASSUMPTIONS

INTEREST RATE                             0.05430
RETAIL ROCE                               0.11000
WHOLESALE ROCE                            0.12390
TAX RATE                                  0.38000
DEBT RATIO                                0.95000
EQUITY RATIO                              0.05000







                                                                      EXHIBIT 5
                                                                    Page 3 of 4

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED MARCH 31, 1997




                                      Arkansas   Louisiana    Texas   Wholesale
                                     ---------- ----------- --------- ---------


Weighted Cost of Capital (Annualized) 0.063395    0.063315   0.064282  0.061611
Average Days Outstanding                 42.49       47.30      38.59     86.53
                                     ---------- ----------- --------- ---------
Weighted Cost of Capital (Average
Days Outstanding)                     0.007385    0.008201   0.006799  0.014611
Collection Experience Factor          0.003645    0.003019   0.002515
Agency Fee Rate                       0.020000    0.020000   0.020000  0.020000
                                     ---------- ----------- --------- ---------

Total Discount Factor                 0.031030    0.031220   0.029314  0.034611
                                     ========== =========== ========= =========






ASSUMPTIONS

INTEREST RATE                          0.05430
ARKANSAS ROCE                          0.14600
LOUISIANA ROCE                         0.14500
TEXAS ROCE                             0.15700
WHOLESALE ROCE                         0.12390
TAX RATE                               0.38000
DEBT RATIO                             0.95000
EQUITY RATIO                           0.05000





                                                                      EXHIBIT 5
                                                                    Page 4 of 4

                          WEST TEXAS UTILITIES COMPANY
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED MARCH 31, 1997




                                          Retail                 Wholesale
                                        ------------           ------------


Weighted Cost of Capital (Annualized)     0.060217               0.061034
Average Days Outstanding                     42.24                  21.74
                                        ------------           ------------
Weighted Cost of Capital (Average
Days Outstanding)                         0.006958               0.003622
Collection Experience Factor              0.005090
Agency Fee Rate                           0.020000               0.020000
                                        ------------           ------------

Total Discount Factor                     0.032048               0.023622
                                        ============           ============






ASSUMPTIONS

INTEREST RATE                             0.05430
RETAIL ROCE                               0.11375
WHOLESALE ROCE                            0.12390
TAX RATE                                  0.38000
DEBT RATIO                                0.95000
EQUITY RATIO                              0.05000